SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ENZON, INC.
                (Name of Registrant as Specified In Its Charter)

                             KEVIN T. COLLINS, ESQ.
                   (Name of Person(s) filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid.

          ----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ------------------------

     2)   Form, Schedule or Registration Statement No.:

          ------------------------

     3)   Filing Party:

          ------------------------

     4)   Date Filed:

          ------------------------

                               [LOGO] ENZON, INC.

                               20 Kingsbridge Road
                          Piscataway, New Jersey 08854
                                 (732) 980-4500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 5, 2000

To our Stockholders:

     You are hereby  notified  that the  annual  meeting  of  stockholders  (the
"Annual Meeting") of Enzon, Inc., a Delaware corporation ("Enzon" or the "Company") will be held at the Embassy Suites Hotel, 121 Centennial Avenue, Piscataway, New Jersey on Tuesday, December 5, 2000 at 10:00 a.m. local time, for the following purposes:

     1. To elect two Class II directors, each for a term of three years in accordance with the Company's Certificate of Incorporation and By-Laws (Proposal No. 1);

     2. To vote on a proposal to approve an amendment to the Company's Non-Qualified Stock Option Plan, as amended, (the "Plan") which would add certain vesting acceleration provisions upon a change of control of the Company (as defined therein) for future option grants to officers, employees directors and independent consultants under the Plan (Proposal No. 2);

     3. To ratify the selection of KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001 (Proposal No. 3); and

     4. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock, par value $.01 per share, and Series A Cumulative Convertible Preferred Stock, par value $.01 per share, at the close of business on October 25, 2000 are entitled to notice of, and to vote at the Annual Meeting.

     We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                        By order of the Board of Directors,



                                        Kenneth J. Zuerblis, Corporate Secretary

Piscataway, New Jersey
October 27, 2000

                                   ENZON, INC.

                                     -------

                                 PROXY STATEMENT

                                     -------

     This Proxy Statement is furnished to stockholders of record of Enzon, Inc. ("Enzon" or the "Company") as of October 25, 2000, in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, December 5, 2000 and at any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement was first mailed to stockholders of the Company on or about November 5, 2000, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000. The principal executive offices of the Company are located at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (732) 980-4500.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of the Company's common stock, par value $.01 per share (the "Common Stock" or "Common Shares") and Series A Cumulative Convertible Preferred Stock, $.01 per share (the "Series A Preferred Stock" or "Series A Preferred Shares") outstanding at the close of business on October 25, 2000 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. As of the Record Date, the number and class of stock that was outstanding and will be entitled to vote at the meeting were 41,422,554 Common Shares and 7,000 Series A Preferred Shares. Each Common Share and Series A Preferred Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

     To be elected, a director must receive a plurality of the votes of the Common Shares and Series A Preferred Shares, voting as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares and Series A Preferred Shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class, is necessary for approval of Proposal No. 2 and Proposal No. 3. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the combined Common Shares and Series A Preferred Shares outstanding as of the Record Date.

     Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxy cards which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, with respect to proposals which require the affirmative vote of a percentage of shares present at the Annual Meeting for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non-votes are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" such proposals.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Pursuant to the provisions of the Company's Certificate of Incorporation and By-laws, the Board of Directors is comprised of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are duly elected and qualified. Two Class II directors will be elected at this year's Annual Meeting. The nominees for election to the office of director, and certain information with respect to their backgrounds and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as Class II directors. Each of the nominees named herein presently serves as a director of the Company. In the event any of the nominees named herein is unable to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected.

                 Nominees for Election to the Office of Director
                           at the 2000 Annual Meeting

                                          Director
Nominee                           Age     Since     Position with the Company
-------                           ---     -----     -------------------------

Randy H. Thurman(1)(2)            51      1993      Chairman of the Board

Dr. David W. Golde(4)(5)          60      1998      Director


                    Non-Nominee Directors Continuing to Serve
             in the Office of Director After the 2000 Annual Meeting

                                          Director
Nominee                           Age     Since     Position with the Company
-------                           ---     -----     -------------------------

Peter G. Tombros (1) (6)          58      1994      President and
                                                       Chief Executive Officer

David S. Barlow (2)(4)(7)         43      1999      Director

Dr. Rosina B. Dixon (2)(4)(5)(6)  58      1994      Director

Rolf A. Classon(2)(3)(7)          55      1997      Director

Robert LeBuhn (1)(3)(5)(7)        68      1994      Director


A.M. "Don" MacKinnon, age 75, a director of the Company since 1990, has resigned from the Board effective December 4, 2000 and will not stand for re-election.

(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Finance and Audit Committee
(4)  Member of Scientific Advisory Committee
(5)  Member of Corporate Governance Committee
(6)  Class I director serving until the 2002 Annual Meeting
(7)  Class III director serving until the 2001 Annual Meeting

                        BUSINESS EXPERIENCE OF DIRECTORS

Nominee Class II Directors for Election at the 2000 Annual Meeting

     Randy H. Thurman has served as the Chairman of the Board of the Company since April 1996 and as a Director of the Company since April 1993. Mr. Thurman is Chairman and Chief Executive Officer of Strategic Reserves, LLC, a company he founded in 1996. Mr. Thurman is the founder and has been Chairman of the Board of Health Care Strategies 2000, a global healthcare consulting firm, since 1995. During 1996, Mr. Thurman also served as a director of Spencer Stuart Inc. From 1993 to 1995, Mr. Thurman served as Chairman and Chief Executive Officer of Corning Life Sciences. From 1985 to 1993, Mr. Thurman served as Corporate Executive Vice President and a Director of Rhone-Poulenc Rorer, Inc. and President of Rhone-Poulenc Rorer Pharmaceuticals, Inc. He also serves on the Board of Directors of Closure Medical, Inc and Curagen Corporation.

     Dr. David W. Golde has served as a Director of the Company since March 1998. Dr. Golde has been the Physician-In-Chief at Memorial Sloan-Kettering Cancer Center since 1996. From 1991 to 1996, Dr. Golde served as Head of the Division of Hematology and Oncology at Memorial Sloan-Kettering Cancer Center. Prior to 1991, Dr. Golde was a professor of medicine and Chief of the Division of Hematology and Oncology at UCLA, Director of the UCLA AIDS Center and Director of the UCLA Clinical Research Center. Dr. Golde currently serves on the Board of Directors of Cypress Biosciences, Inc. and on the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center.

     The Board of Directors recommends a vote FOR Mr. Thurman and Dr. Golde as Class II Directors (Proposal No. 1 on the Proxy Card).

Non-Nominee Class III Directors Serving Until the 2001 Annual Meeting

     David S. Barlow has served as a Director of the Company since June 1999. Mr. Barlow is currently President of Black Diamond Capital, a private investment company. From 1995 to September 1999 Mr. Barlow was President of Pharmaceuticals at Sepracor, Inc. From 1993 to 1995 Mr. Barlow served as the General Manager of Pharmaceuticals at Sepracor, Inc. Prior to 1993 Mr. Barlow held several senior level positions at Rhone-Poulenc Rorer, Inc., including Vice President, World Wide Marketing and Business Development at Armour Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, Inc. He also serves on the Board of Directors of Pan Pacific Pharmaceuticals, Inc., Biostream, Inc., Lotus Biomedical Corporation, Red Bird LLC and Hemasure, Inc. Mr. Barlow serves as Chairman of the Pan Pacific Pharmaceuticals and Biostream Board of Directors.

     Rolf A. Classon has served as a Director of the Company since January 1997. Since 1995 Mr. Classon has served as an Executive Vice President of Bayer Corporation and President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics' Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1991, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B. Hospital Products Division.

     Robert LeBuhn has served as a Director of the Company since August 1994. Mr. LeBuhn is a private investor and is a Director of Cambrex Corporation and US Airways Group, Inc. He is Trustee and President of the Geraldine R. Dodge Foundation, a Trustee and Treasurer of All Kinds of Minds, a Trustee of Executive Service Corp., director of The International Research Foundation for Children's Eyecare, Inc. and a member of the National Council of the Aspen Music Festival and School.

Non-Nominee Class I Directors Serving until the 2002 Annual Meeting

     Peter G. Tombros has served as President and Chief Executive Officer of the Company and a Director of the Company since April 1994. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a research based, global healthcare company headquartered in New York City. From 1986 to March 1994, he served as a Vice

President of Pfizer Inc. in the following areas: Executive Vice President of Pfizer Pharmaceuticals, a division of Pfizer Inc., corporate strategic planning and investor relations. From 1980 to 1986, Mr. Tombros served as Senior Vice President of Pfizer Pharmaceuticals and general manager for the Roerig division of Pfizer Inc. Mr. Tombros currently serves on the Board of Trustees of Cancer Care and the National Cancer Care Foundation and Dominican College. He has been a Director of the American Foundation of Pharmaceutical Education since 1980 and served as Chairman for three of those years. Mr. Tombros serves on the Board of Directors of NPS Pharmaceuticals Inc. and Alpharma Inc.

     Dr. Rosina B. Dixon has served as a Director of the Company since August 1994. Dr. Dixon has been a consultant to the pharmaceutical industry since 1987. Prior to such time she held senior positions at Ciba-Geigy Pharmaceuticals, a division of Ciba-Geigy Corporation, and Schering-Plough Corporation. She received her M.D. from Columbia University, College of Physicians and Surgeons and is certified by the National Board of Medical Examiners and the American Board of Internal Medicine. She is a member of the American College of Clinical Pharmacology, American Society for Clinical Pharmacology and Therapeutics and the National Association of Corporate Directors and currently serves as a Director of Church & Dwight Co., Inc. and Cambrex Corporation.

                             DIRECTORS' COMPENSATION

Directors' Cash Compensation

     During the fiscal year ended June 30, 2000, the Company paid Randy H. Thurman $106,250 in consideration for serving as Chairman of the Board. During such fiscal year, the Company did not pay cash compensation to its remaining directors for acting as directors or as members of committees of the Board of Directors, other than reimbursement of reasonable expenses incurred by the directors in attending board and committee meetings.

Directors' Stock Options

     In December 1993, the Board of Directors adopted, and the stockholders approved, an amendment to the Non-Qualified Stock Option Plan, as amended, (the "Plan") providing for automatic grants of options ("Automatic Grants") under a formula (the "Formula") to non-executive members of the Board of Directors ("Independent Directors"). This formula was amended by the Board of Directors and approved by the stockholders in 1999.

     Under the Formula, each of the Independent Directors automatically receives an option to purchase 10,000 shares of Common Stock yearly on January 2 which vests one year after the grant (the "Regular Grant"). Newly elected directors receive an option to purchase 10,000 shares of Common Stock (the "Initial Election Grant") on the date of each Independent Director's initial election to the Board. In addition, each newly-elected Independent Director automatically receives an option to purchase such Independent Director's pro rata share of the Regular Grant for the year in which such Independent Director was initially elected to the Board, which equals the product of 833 multiplied by the number of whole months remaining in the year until the next Regular Grant (the "Pro Rata Grant"). Those options granted pursuant to a Pro Rata Grant vest and become exercisable on the January 1st following such Independent Director's initial election to the Board. Those options granted pursuant to an Initial Election Grant vest and become exercisable as to 5,000 shares one year after the date of grant; and as to 5,000 shares two years after the date of grant. The per share exercise price of options granted pursuant to the Formula is equal to the fair market value of the Common Stock on the date of grant.

     An option granted to an Independent Director pursuant to the Formula will not become exercisable as to the relevant shares unless such Independent Director has served continuously on the Board during the period commencing on the date the option was granted and terminating on the date the option is scheduled to vest; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options granted under the Formula and held by such Independent Director nonetheless vest and become exercisable as though such Independent Director fulfilled the continuous service requirement. An option granted to an Independent Director pursuant to the Formula remains exercisable for a period of ten years from the date of grant.

Independent Directors' Stock Plan

     The Company's 1996 Independent Directors' Stock Plan (the "Independent Directors' Stock Plan") provides compensation to Independent Directors serving on the Board which is paid in the form of the Company's Common Stock. Other than the Chairman of the Board and as described below, Independent Directors are not currently entitled to receive cash compensation. Under the Independent Directors' Stock Plan, each Independent Director is entitled to compensation in the form of shares of Common Stock of the Company with a value equal to $2,500 per quarter and $500 for each meeting attended by such Independent Director. The number of shares issued will be based on the last reported sale price of a share of Common Stock on the Nasdaq National Market at the end of the quarter for which fees are payable. During the year ended June 30, 2000, the Company recorded an aggregate of $92,500 in Independent Directors' fees. The following is a summary of compensation paid to the Independent Directors under the Independent Director's Stock Plan:

                                          Value of         Number
                                        Consideration     of Shares
                                        -------------     ---------
         Randy H. Thurman                  $13,600           361
         David S. Barlow                    13,900           370
         Rolf A. Classon                    12,100           320
         Dr. Rosina B. Dixon                13,600           361
         David W. Golde                     12,600           335
         Robert LeBuhn                      13,600           361
         A.M. "Don" MacKinnon               13,100           348

     On October 20, 2000, the Compensation Committee of the Board of Directors amended the Independent Directors' Stock Plan to provide that the Independent Directors will be entitled to elect to receive up to 50% of the fees payable under the Independent Directors' Stock Plan in cash, with the remainder of the fees to be paid in Common Stock in the manner described above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Ownership of and transactions in the Company's stock by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. During the year ended June 30, 2000 all such reports were filed in a timely manner.

Directors' Stock Ownership Program

     On October 20, 2000, the Board of Directors implemented a director's stock ownership program which requires each of the Directors to own beneficially, outstanding Common Stock of the Company with a market value of at least $100,000 within two years after the Director first joins the Company's Board of Directors. The determination of whether the shares owned beneficially by a Director meets the $100,000 minimum market value requirement will be based on the highest average trading price of the Common Stock over any consecutive 20 trading days during the two year period after the director first joins the Company's Board of Directors or the price paid for the Common Stock by the Director. Shares of Common Stock underlying outstanding options will not be counted towards satisfaction of this requirement. The Board may waive this requirement under certain circumstances. All of the Company's current directors meet this requirement.

               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS
                           AND COMMITTEES OF THE BOARD

     Seven meetings of the Company's Board of Directors were held during the fiscal year ended June 30, 2000. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors. With the exception of Rolf A. Classon and David W. Golde, all incumbent directors attended at least 75% of the total number of meetings of any committees of the Board of Directors, of which such director was a member, held during the fiscal year.

     As of June 30, 2000, the standing committees of the Company's Board of Directors were the Finance and Audit Committee, Compensation Committee,
Executive Committee, Scientific Advisory Committee and Corporate Governance Committee.

     As of June 30, 2000, the Finance and Audit Committee was comprised of Robert LeBuhn, Chairman, Rolf A. Classon and A.M. "Don" MacKinnon. The primary purpose of the Finance and Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board. The Finance and Audit Committee adopted a written charter during fiscal 2000, a copy of which is attached as Appendix A. The Finance and Audit Committee held three meetings during the fiscal year ended June 30, 2000.

     As of June 30, 2000, the Compensation Committee was comprised of Rolf A. Classon, Chairman, Dr. Rosina B. Dixon, David S. Barlow and Randy H. Thurman. The primary functions of the Compensation Committee are to administer the Company's Non-Qualified Stock Option Plan, determine the compensation of the Company's officers and senior management and review compensation policy. There were six meetings of the Compensation Committee during the fiscal year ended June 30, 2000.

     The Executive Committee, which as of June 30, 2000, was comprised of Robert LeBuhn, Chairman, Peter G. Tombros and Randy H. Thurman, was established to review and make decisions concerning matters which would otherwise come before the Board, as permitted by Delaware General Corporate Law and the Company's By-laws. Given the relatively small size of the Company's current Board of Directors, the Company determined that efficiencies were not being realized from meetings of the Executive Committee and therefore suspended regular meetings of the Executive Committee in September 1994. There were no meetings of the Executive Committee during the fiscal year ended June 30, 2000.

     The Scientific Advisory Committee is comprised of Dr. David W. Golde, Chairman, Dr. Rosina B. Dixon and David S. Barlow. This committee provides scientific input to the Board and serves as the liaison between the Company's senior research and development management and the Board. There were two meetings of the Scientific Advisory Committee during the fiscal year ended June 30, 2000.

     The Corporate Governance Committee is comprised of Dr. Rosina B. Dixon, Chairperson, Dr. David W. Golde and Robert LeBuhn. This committee reviews and sets corporate governance policy and will be responsible for director and senior management succession planning. There were four meetings of the Corporate Governance Committee during the fiscal year ended June 30, 2000. The Company has not yet established a policy with respect to the consideration of stockholder nominees to the Board of Directors.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     During the fiscal year ended June 30, 2000, the members of the Board of Directors serving on the Compensation Committee of the Board of Directors were Rolf A. Classon, Chairman, Dr. Rosina B. Dixon, David S. Barlow, Robert LeBuhn and Randy H. Thurman, all of whom are non-employee directors of the Company.

                           AUDIT AND FINANCE COMMITTEE

     During the fiscal year ended June 30, 2000, the members of the Board of Directors serving on the Finance and Audit Committee of the Board of Directors were Robert LeBuhn, Rolf A. Classon and A.M. "Don" MacKinnon, all of whom are considered "independent directors" as defined by Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     Set forth below is certain information regarding the executive officer of the Company who does not serve on the Board of Directors.

     Kenneth J. Zuerblis, 41, has served as Chief Financial Officer since January 1996 and as Vice President, Finance since April 1994. During May 2000 Mr. Zuerblis was appointed Secretary of the Company. From July 1991 to April 1994, Mr. Zuerblis served as the Company's Controller. From January 1982 to July 1991, Mr. Zuerblis was employed by KPMG LLP. He became a certified public accountant in 1985.

                           SUMMARY COMPENSATION TABLE

     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended June 30, 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and the other executive officers serving during the fiscal year ended June 30, 2000 (the "Named Executive Officers").

                                                                                                  Long-Term
                                                                                                Compensation
                                                   Annual Compensation                             Awards
                                                  ---------------------                     ---------------------
       Name and                                                              Other Annual   Securities Underlying    All Other
   Principal Position                    Year     Salary($)    Bonus($)   Compensation($)(1)     Options(#)       Compensation($)(2)
   ------------------                    ----     ---------    --------   ------------------     ----------       ------------------
Peter G. Tombros                         2000      $348,834    $112,000         $ --                --  (3)           $  7,622
President and Chief                      1999       336,000     120,000           --              43,000(4)              6,152
  Executive Officer                      1998       336,000      70,560           --              78,000(5)              5,000

John A. Caruso(6)                        2000       177,500      44,800           --                --  (3)              6,331
Vice President, Administration,          1999       175,364      54,000           --              17,300(4)              1,639
  General Counsel and                    1998       171,642      26,025           --              90,000(5)               --
  Corporate Secretary

Kenneth J. Zuerblis                      2000       194,077      65,700           --                --  (3)              7,622
Vice President, Finance,                 1999       165,119      60,000           --              17,000(4)              4,803
  Chief Financial Officer and            1998       154,692      33,600           --             110,000(5)              3,775
  Corporate Secretary

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Executive Officer's total annual salary and bonus.

(2)  Consists of annual Company contributions to a 401(k) plan.

(3) Messrs. Tombros, Caruso and Zuerblis did not receive any options as part of their bonus for the year ended June 30, 2000. The Compensation Committee did grant Mr. Tombros and Mr. Zuerblis long term incentive options during July 2000 in lieu of options under the bonus plan. Mr. Tombros was granted an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $50.625 per share on August 10, 2000, as part of his new employment agreement. The option granted to Mr. Tombros will vest and become exercisable on June 30, 2003, the last day of his employment agreement, if Mr. Tombros is still employed by the Company on such date. The vesting and exercisability of the options granted will accelerate in the event the closing price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time when Mr. Tombros is employed by the Company. In the event of a change in control of the Company (as defined in Mr. Tombros' employment agreement), other than a liquidation, a sale of at least 80% of the assets of the Company, or a merger in which the Company is not the surviving entity, the option will vest and become exercisable according to the terms of the employment agreement as if the change in control had not occurred. However, if a change in control in which the Company liquidates, sells at least 80% of its assets, or merges with another Company and is not the surviving corporation, occurs prior to July 1, 2003, and the Company's shareholders receive at least $100 per share in connection with the change in control, the option will vest upon the change in control if Mr. Tombros is still employed by the Company on such date, or, in the event that Mr. Tombros is not still employed by the Company on such date, if Mr. Tombros' termination was not voluntary, was for cause, or was due to Mr. Tombros' death or disability. The Compensation Committee also granted to Mr. Zuerblis an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $44.75 per share. 50,000 of the shares underlying this option will vest and become exercisable over a five year period at a rate of 10,000 shares per year. The remaining 50,000 shares will vest and become exercisable on the seventh anniversary of the date of grant, if Mr. Zuerblis is employed by the Company on such date. The vesting and exercisability of such shares will accelerate if the closing stock price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Zuerblis is employed by the Company. In the event of a change in control of the Company (as defined in Mr. Zuerblis' option agreement), other than a liquidation, a sale of at least 80% of the assets of the Company, or a merger in which the Company is not the surviving entity, the option will vest and become exercisable according to the terms of the option agreement as if the change in control had not occurred. However, with respect to the 50,000 shares which vest on the seventh anniversary of the date of grant, if a change in control in which the Company liquidates, sells at least 80% of its assets, or merges iwth another Company, occurs prior to July 31, 2007, and the Company's shareholders receive at least $100 per share in connection with the change in control, the option will vest upon the change in control if Mr. Zuerblis is still employed by the Company on such date, or, in the event that Mr. Zuerblis is not still employed by the Company on such date, if Mr. Zuerblis' termination was not voluntary or was for cause. With respect to the shares which vest over a five year period, if a liquidation, a sale of at least 80% of the Company's assets, or a merger in which the Company is not the surviving entity, occurs prior to July 31, 2005, the options will vest upon the change in control if Mr. Zuerblis is still employed by the Company on such date, or, in the event that Mr.
     Zuerblis is not still employed by the Company on such date, if Mr. Zuerblis' termination was not voluntary or was for cause.


(4) Represents stock options granted during July 1999, which represent a portion of the Named Executive Officer's total bonus earned for the year ended June 30, 1999.

(5) Includes stock options granted during July 1998, which represent a portion of the Named Executive Officer's total bonus earned for the year ended June 30, 1998.

(6) During May 2000 Mr. Caruso resigned as an executive officer of the Company and in August 2000 Mr. Caruso became a part-time employee of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's Non-Qualified Stock Option Plan to the Named Executive Officers during the fiscal year ended June 30, 2000.

                                               Individual Grants
                        ---------------------------------------------------------------
                        Number of                                                             Potential Realizable Value at Assumed
                        Securities       % of Total                                               Annual Rates of Stock Price
                        Underlying     Options Granted                                          Appreciation for Option Term (3)
                          Options        to Employees     Exercise or Base    Expiration     --------------------------------------
      Name              Granted (1)     in Fiscal Year     Price ($/Share)       Date        0%($)         5%($)            10%($)
      ----              -----------     --------------     ---------------       ----        -----         -----            ------
Peter G. Tombros         43,000(2)          18.50%             $ 22.31          7/20/09        0        $  603,385       $1,529,086
John A. Caruso           17,300(2)           7.44%               22.31          7/20/09        0           242,757          615,155
Kenneth J. Zuerblis      17,000(2)           7.31%               22.31          7/20/09        0           238,548          604,526

(1) All options were granted at an exercise price that equaled or exceeded the fair market value of the Common Stock on the date of grant, as determined by the last sale price as reported on the Nasdaq National Market.

(2) These options were granted during July 1999 as part of the Named Executive Officer's total bonus earned for the year ended June 30, 1999. These options will vest and become exercisable as to 25% of the underlying shares in each year, beginning on July 21, 2000 and ending on July 21, 2004, provided the option holder is employed by the Company as of the relevant vesting date. The options will become exercisable as to all shares if the option holder's employment by the Company is terminated under certain circumstances following a "change in control" of the Company as defined in certain agreements between each of Messrs. Tombros and Zuerblis and the Company. See "Employment and Termination Agreements."

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices which equaled or exceeded the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 2000 and unexercised options held as of June 30, 2000.

                                                                    Number of Securities                Value of Unexercised
                                                                   Underlying Unexercised               In-the-Money Options
                                                                    Options at FY-End(#)                   at FY-End ($)(1)
                          Shares Acquired          Value       ------------------------------      -------------------------------
  Name                    On Exercise (#)       Realized($)    Exercisable      Unexercisable      Exercisable       Unexercisable
  ----                    ---------------       -----------    -----------      -------------      -----------       -------------

Peter G. Tombros                 --                $ --         1,108,000          82,000          $43,280,658         $2,272,063

John A. Caruso                   --                  --           220,392          42,300            8,521,569          1,249,244

Kenneth J. Zuerblis              --                  --           210,000          52,000            7,888,750          1,603,188

(1) Based upon a market value of $42.50 as determined by the last sale price as reported on the Nasdaq National Market on June 30, 2000. If the exercise price is equal to or greater than such last sale price, the option is deemed to have no value.

                      EMPLOYMENT AND TERMINATION AGREEMENTS

     The Company has an employment agreement with Peter G. Tombros, which terminates on June 30, 2003, pursuant to which he receives an annual base salary of $367,500. In the event Mr. Tombros' employment is terminated for any reason prior to the second anniversary of this agreement, except if such employment is terminated (i) voluntarily by Mr. Tombros other than in response to the Company's prior material breach of the employment agreement or the Company's employment of a successor to Mr. Tombros as Chief Executive Officer, (ii) by the Company for "cause" (as defined in the employment agreement), or (iii) as a result of Mr. Tombros' death or disability, Mr. Tombros will be entitled to receive the greater of either the remainder of his base salary through the second anniversary of the agreement or his base salary for one year after such termination. If Mr. Tombros' employment is terminated for any reason, except for the reasons set forth in (i), (ii) or (iii) above, subsequent to the second anniversary date of the agreement, Mr. Tombros is entitled to receive his base salary for one year following such termination or until he is employed on a full time basis, whichever is sooner. In the event Mr. Tombros' employment is terminated due to his death or disability, his base salary will be paid for six months subsequent to such termination. Pursuant to his employment agreement, Mr. Tombros was granted an option under the Company's Non-Qualified Stock Option
Plan to purchase 100,000 shares of the Company's Common Stock at a per share exercise price of $50.625, the fair market value of the Company's Common Stock on the date of grant. The options vest and become exercisable on June 30, 2003, if Mr. Tombros is still employed by the Company as President and Chief Executive Officer on such date. The vesting and exercisability of the options granted will accelerate in the event the Company's Common Stock exceeds $100 for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Tombros is employed by the Company. In the event of a change in control of the Company (as defined in Mr. Tombros' employment agreement), other than a liquidation, a sale of at least 80% of the assets of the Company, or a merger in which the Company is not the surviving entity, the option will vest and become exercisable according to the terms of the employment agreement as if the change in control had not occurred. However, if a change of control in which the Company liquidates, sells at least 80% of its assets, or merges with another company and is not the surviving corporation, occurs prior to July 1, 2003, and the Company's shareholders receive at least $100 per share in connection with the change in control, the option will vest upon the change in control if Mr. Tombros is still employed by the Company on such date, if Mr. Tombros' termination was not voluntary, was for cause, or was due to Mr. Tombros' death or disability. Mr. Tombros' employment agreement also requires him to maintain the confidentiality of Company information and assign inventions to the Company. Mr. Tombros is precluded from competing with the Company during the term of his employment agreement and for two years after his employment is terminated if his employment is terminated by the Company for "cause" or by Mr. Tombros voluntarily (except in response to the Company's prior material breach of the employment agreement or the Company's employment of a successor to Mr. Tombros as Chief Executive Officer).

     The Company has agreements with each of its executive officers which provide for payment to each executive officer of three years of compensation and benefits (as defined in such agreements) following a change in control of the Company (as defined in such agreements), including the provision for such payment in the event such executive officer's employment with the Company is terminated under certain circumstances. Following such change in control any unvested options held by the executive officers would vest and become exercisable if the executive officer's employment with the Company is terminated under certain circumstances following such change in control. Any vested options held by the executive officer would vest and become exercisable if the executive officer's employment with the Company is terminated under certain circumstances following such change in control. The term of these agreements is for three years. Prior to a change in control of the Company, the agreements automatically renew on each successive anniversary for an additional three years, unless the Company gives the executive officer 60 days notice prior to the anniversary date that it does not plan to renew such contracts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


     During the fiscal year ended June 30, 2000, the Compensation Committee of the Board of Directors consisted of four non-employee directors. The Compensation Committee determines all compensation paid or awarded to the Company's executive officers, including the Named Executive Officers in the Summary Compensation Table. As with many other biotechnology companies, Enzon's current level of development and the highly volatile nature of biotechnology stocks in general makes executive compensation based on sales and earnings goals or stock performance impracticable. The Compensation Committee believes that an important factor in Enzon's success is the continued development and maintenance of a culture focused on team-oriented performance. In this context, compensation has been based on the accomplishment of a blend of mutually shared and individual goals. The Compensation Committee has reviewed the executive compensation of other biotechnology companies with comparable levels of stockholders' equity and development and has designed the Company's total executive compensation to be targeted at the median of executive compensation levels of these companies. The compensation of the Company's executive officers consist of three principal components: (i) base salary and benefits, (ii) a bonus based on individual contributions evaluated against annual goals, and
(iii) long-term incentives in the form of stock option grants.

The Compensation Committee has established a formal Performance Incentive Program for its executive officers and other members of senior management. The structure and design of the program was based on a detailed study of compensation programs provided at comparable biotechnology companies. Under the program Mr. Tombros can earn a cash bonus of up to a maximum of 40% of his base salary. Mr. Tombros is also entitled to receive stock option grants to purchase Common Stock under the bonus plan. During August 2000 the Compensation Committee granted Mr. Tombros, as part of a new employment agreement, an option to purchase 100,000 shares of Common Stock at an exercise price of $50.625 per share. These options vest and become exercisable on June 30, 2003 if Mr. Tombros is still employed at the Company. The vesting and exercisability of the options will accelerate in the event the closing stock price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Tombros is employed by the Company. The other executive officer, Mr. Zuerblis, can earn a cash bonus of up to a maximum of 35% of his base salary and stock option grants to purchase Common Stock. Mr. Caruso, who resigned as an executive officer of the Company in May 2000, was also eligible to earn a cash bonus of up to a maximum of 35% of his base salary. The amount of bonus paid and options granted under the program is based upon the achievement of predetermined corporate and individual objectives. In lieu of a stock option grant as a bonus under the program, the Compensation Committee granted Mr. Zuerblis 100,000 options to purchase the Company's Common Stock at an exercise price of $44.75 per share. 50,000 of the shares underlying the options will vest and become exercisable over a five year period at a rate of 10,000 shares per year. The remaining 50,000 shares will vest on the seventh anniversary of the grant date if Mr. Zuerblis is still employed at the Company. The vesting and exercisability of such shares will accelerate if the closing stock price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Zuerblis is employed by the Company. No such options were granted to Mr. Caruso. Stock options granted under the program are granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

     The annual salary of $350,000 and the bonus awarded to the Company's President and Chief Executive Officer for the fiscal year ended June 30, 2000 were based on Mr. Tombros' extensive prior experience as a senior executive of a major multinational pharmaceutical firm and the compensation paid to chief executive officers with similar credentials at comparable biotech companies. The bonus paid to Mr. Tombros under the Company's Performance Incentive Program was based on many factors including increasing the awareness of the Company in the financial community, the strengthening of the Company's financial position, as well as the progress made by the Company and its partners on products in the Company's development pipeline.

     During the fiscal year ended June 30, 2000, the Compensation Committee awarded cash bonuses under the program described above to the Company's other executive officers, Messrs. Caruso and Zuerblis. The bonuses were based on the executives' contributions to increase the awareness of the Company in the financial community and the improvement of the Company's financial position. Mr. Caruso's cash bonus was prorated for the period during the fiscal year in which he served as an executive officer of the Company.

     The Compensation Committee also adjusted the salary level of Mr. Zuerblis. The salary adjustment was based on a detailed compensation study of executives with similar credentials at comparable biotechnology companies.

                                                      THE COMPENSATION COMMITTEE
                                                      Rolf A. Classon, Chairman
                                                      David S. Barlow
                                                      Dr. Rosina B. Dixon
                                                      Randy H. Thurman

                  REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The Company's Finance and Audit Committee consists of three independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board adopted a written charter for the Audit Committee on June 7, 2000, a copy of which is attached as Appendix A to this Proxy Statement.

     The primary purpose of the Finance and Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

     The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2000 with management. Furthermore, the Finance and Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG such auditing firm's independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, the last fiscal year for filing such annual report with the U.S. Securities and Exchange Commission.




                                              THE FINANCE AND AUDIT COMMITTEE
                                              Robert LeBuhn
                                              Rolf A. Classon
                                              A.M. "Don" MacKinnon

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph below summarizes the total cumulative return experienced by the Company's stockholders from June 30, 1995 through June 30, 2000, compared to the Nasdaq National Market-US Index and the Company's Peer Group index, the Nasdaq Biotechnology Index. The changes for the periods shown in the graph and table below are based on the assumption that $100 had been invested in the Company's Common Stock and in each index below on June 30, 1995.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG ENZON, INC., THE NASDAQ NATIONAL MARKET INDEX AND PEER GROUPS

                                                Cumulative Total Return
                             ---------------------------------------------------
                               6/95     6/96     6/97     6/98     6/99     6/00
ENZON, INC                   100.00   147.37    94.74   268.42   871.05  1789.47
NASDAQ STOCK MARKET (U.S.)   100.00   128.39   156.14   205.58   296.03   437.27
NASDAQ BIOTECHNOLOGY         100.00   146.02   153.22   157.18   251.34   602.91

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 25, 2000 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's voting stock, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group:

                                                                   Percentage of
Directors, Officers or                           Number of         Voting Stock
  5% Stockholders(1)                             Shares(2)        Outstanding(3)
  ------------------                             ---------        --------------

Peter G. Tombros                                1,188,050 (4)          2.8%
Randy H. Thurman                                  116,318 (5)            *
Rolf A. Classon                                    66,599 (6)            *
David S. Barlow                                    25,416 (7)            *
Dr. Rosina B. Dixon                               144,297 (8)            *
Dr. David W. Golde                                 87,562 (9)            *
Robert LeBuhn                                     128,275(10)            *
A.M. "Don" MacKinnon                               98,905(11)            *
Kenneth J. Zuerblis                               172,450(12)            *
Janus Capital Corporation                       2,564,220(13)          5.8%
 100 Fillmore Street
 Denver, Colorado  80206
All Executive Officers and Directors            2,029,478(14)          4.7%
as a group (ten persons)

--------------

* Less than one percent.

(1) The address of all current executive officers and directors listed above is in the care of the Company.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) Gives effect to 41,422,554 shares of Common Stock and 7,000 shares of Series A Preferred Stock which were issued and outstanding as of October 25, 2000. Generally, the Series A Preferred Stock and Common Stock will vote as one class of stock. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of October 25, 2000 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of October 25, 2000 plus (B) the number of shares of Series A Preferred Stock outstanding as of October 25, 2000 plus (C) the number of shares of Common Stock issuable upon exercise of options held by such stockholder which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(4) Includes 1,157,750 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(5) Includes 100,000 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(6) Includes 60,000 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(7) Includes 14,996 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(8) Includes 116,664 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000, 500 shares held by Dr. Dixon's husband and 100 shares held by Dr. Dixon's son. Dr. Dixon disclaims beneficial ownership as to shares held by her husband and son.

(9) Includes 48,320 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000, 32,500 shares held by a retirement trust for Dr. Golde's benefit, 2,600 shares held by a separate trust for Dr. Golde's daughter and 1,000 shares beneficially owned by Dr. Golde's wife.

(10) Includes 106,664 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000.

(11) Includes 62,313 shares held by trusts of which Mr. MacKinnon is a trustee and 36,550 shares held by trusts of which his wife is a trustee. Mr. MacKinnon disclaims beneficial ownership as to 16,800 of the above shares.

(12) Includes 169,250 shares subject to options which were exercisable as of October 25, 2000 or which will become exercisable within 60 days after October 25, 2000 and 600 shares owned by Mr. Zuerblis' IRA.

(13) The information concerning the stock ownership of the Janus Capital Corporation was obtained from a Schedule 13F filed by the Janus Capital Corporation with the Securities and Exchange Commission for the period ended June 30, 2000.

(14) Includes all shares owned beneficially by the directors and executive officers named in the Summary Compensation Table.

                     PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT
                     TO THE NON-QUALIFIED STOCK OPTION PLAN

     In November 1987, the Company's Board of Directors adopted the Non-Qualified Stock Option Plan (the "Plan") in order to enable the Company to attract and retain qualified employees, directors and independent consultants. Subject to stockholder approval, the Board of Directors has approved an amendment to the Plan to provide for acceleration of vesting, for options granted after the amendment is approved by the stockholders upon a change in control of the Company.

     The Board believes that the best way to attract and retain qualified executives and board members is to offer significant potential rewards based upon the Company's success through the issuance of stock options. Of the 7,900,000 shares of Common Stock currently authorized for options granted under the Plan, at October 20, 2000, 1,490,263 shares remained available for future grants.

     The following summary description of the Plan is qualified in its entirety by the full text of the Plan which may be obtained by the Company's stockholders upon request to the Secretary of the Company.

     The last sale price of a share of the Company's Common Stock as reported by the Nasdaq National Market on October 20, 1999 was $71.00.

Basic Terms

     Under the Plan, directors, officers and employees of the Company and independent consultants to the Company have been, and will be, eligible for grants of options to purchase shares of Common Stock. To date, all options granted under the Plan to directors, employees and consultants have been awarded at the discretion of the Board of Directors or the Compensation Committee or pursuant to a pre-established formula. Currently, except for options granted to Independent Directors, the Compensation Committee or of the Board of Directors determines who will receive options under the Plan, the number of shares of Common Stock which will be issuable upon exercise of options which are granted under the Plan and the terms of the options granted under the Plan to the extent the terms are not otherwise set forth in the Plan. Currently, no option granted under the Plan may be transferred by the optionee, otherwise than by will or the laws of descent and distribution or to certain family members of the optionee, as determined by the Compensation Committee in its discretion. The exercise price of the options must be at least equal to the fair market value of the underlying Common Stock as of the date of grant. Either the Compensation Committee or the Board of Directors may, in its discretion, provide that an option may not be exercised in whole or in part for any specified period or periods of time. No option may be exercised prior to six months from the date of grant, except immediately prior to the dissolution or liquidation of the Company or a merger or consolidation where the Company is not the surviving corporation, in which case all outstanding options become immediately exercisable. Options expire no later than the tenth anniversary of the date of grant. For information concerning the options granted to Independent Directors under the Plan, see "Directors Compensation -- Directors Stock Options."

Acceleration upon Change in Control

     Presently, if the Company is the surviving corporation in any merger or consolidation, any option shall pertain, apply and relate to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled after the merger or consolidation. If the Company is not the surviving corporation in any merger or consolidation, or if the Company is liquidated, or if at least 80% of the assets of the Company are sold. all options outstanding under the Plan shall terminate; provided, however, that each optionee shall have the right, immediately prior to such merger or consolidation, liquidation or sale of assets to exercise such options in whole or in part, notwithstanding any provisions contained in the Plan or the Option Agreement (as defined in the Plan) to the contrary.

     The proposed amendment to the Plan will only apply to options granted on or subsequent to December 5, 2000. Under the proposed amendment a "Change of Control" shall mean: (i) a "Board Change" which, for purposes of the Plan, shall have occurred if a majority of the seats (other than vacant seats) on the Company's Board were to be occupied by individuals who were neither (A) nominated by a majority of the Incumbent Directors (as defined herein) nor (B) appointed by directors so nominated (an "Incumbent Director" is a member of the Board who has been either (1) nominated by a majority of the directors of the Company then in office or (2) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined herein) other than the Board); or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any public offering or private placement by the Company of its voting securities; or (iii) a merger or consolidation of the Company with another entity in which neither the Company nor a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity; or (iv) a merger or consolidation of the Company following which either the Company or a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity and a majority of the Outstanding Company Voting Securities is owned by a Person or Persons who were not beneficial owners of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation; or (v) a voluntary or involuntary liquidation of the Company; or
(vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not involving a Change of Control or a change in control of such subsidiary). If any of the Change in Control events specified in (iii), (v) or (vi) above occur all outstanding options granted under the Plan on or subsequent to December 5, 2000 which have not vested in accordance with their terms as of the effective date of such Change in Control event (the "Non-Vested Options") shall vest immediately prior to such effective date and the holders of such Non-Vested Options will be provided a reasonable opportunity to exercise such options prior to such effective date. In the event any of the Change in Control events specified in
(iii), (v) or (vi) above occur, all options granted under the Plan on or subsequent to December 5, 2000 shall terminate as of the effective date of such Change in Control event to the extent not previously exercised. If any of the Change in Control events specified in (i), (ii) or (iv) above occur, all options granted under the Plan on or subsequent to December 5, 2000 which have vested in accordance with their terms (the "Vested Options") as of the effective date of such Change in Control event, shall remain exercisable in accordance with their terms and all options granted under this Plan on or subsequent to December 5, 2000 which are Non-Vested Options as of the effective date of such Change in Control event, shall vest and become exercisable in accordance with their terms as of the effective date of such Change in Control event. The foregoing provisions providing for the vesting of Non-Vested Options upon a Change in Control shall apply only to the extent the options are otherwise eligible to vest at the time of the Change in Control event in accordance with their terms as determined by the Board or the Compensation Committee. For example, if the options require that the holder be employed by the Company as of a certain date in order for the options to vest and the Change in Control event occurs after such holder's employment with the Company has terminated, the options will not vest upon the occurrence the Change in Control event. The foregoing provisions providing for the vesting of Non-Vested Options upon a Change in Control may be modified or eliminated as to any option granted under this Plan by the Board or the Compensation Committee at the time such option is granted.

Administration

     The Plan is to be administered by either the Board of Directors or a committee of at least two directors appointed by the Board. The Plan is currently administered by the Compensation Committee.

Amendments and Termination

     Currently, no options may be granted under the Plan beyond November 21, 2007. The Compensation Committee or the Board of Directors may terminate, amend, or revise the Plan with respect to any shares as to which options have not been granted, but may not alter any previously granted options without the optionee's consent. Termination of the Plan will not affect previously granted options. Subject to the foregoing restriction relating to outstanding options, the Board can amend the Plan without stockholder approval unless stockholder approval is required by applicable law or the rules of Nasdaq or any stock exchange on which the Company's shares are then traded.

Capital Adjustments

     The aggregate number of shares of Common Stock available for options, the shares subject to any option, and the price per share, will all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend on the Company's Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company.

Tax Consequences

     An optionee will not recognize taxable income for Federal income tax purposes upon the receipt of an option under the Plan, and the Company will not be entitled to a deduction upon the grant of an option. Upon exercise of an option, the optionee will recognize ordinary income equal to the excess of the fair market value on the date of exercise of the Common Stock received upon exercise over the exercise price for such Common Stock. However, any such optionee who is subject to the trading restrictions of Section 16(b) of the Exchange Act would, unless the optionee elected to recognize ordinary income on the date of exercise, recognize ordinary income on the date such trading restrictions terminate (the "Deferred Date"). The amount of such income would equal the excess of the fair market value on the Deferred Date of the Common Stock received upon exercise of the option over the exercise price for such Common Stock, and the holding period for long-term capital gain treatment would not begin until the Deferred Date. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by any optionee at the same time that such optionee recognized such income.

Eligible Participants

     As of October 20, 2000, there were approximately 112 persons eligible to participate in the Plan. Of these eligible participants, eight are directors (seven of whom are Independent Directors), one is an executive officer who is not a director and the remainder are employees of the Company who are not executive officers and consultants.

     For information concerning options granted under the Plan to directors, the Chief Executive Officer and the Named Executive Officers see "Directors' Compensation - Directors' Stock Options," "Summary Compensation Table" and "Option Grants In Last Fiscal Year."

     The Board of Directors recommends a vote FOR approval of the proposed amendments to the Non-Qualified Stock Option Plan (Proposal No. 2 on the Proxy
Card).

                    PROPOSAL NO. 3 - RATIFICATION OF AUDITORS

     On October 20, 2000, the Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, approved the retention of KPMG LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001. KPMG served as auditor of the consolidated financial statements of the Company for the fiscal years ended June 30, 2000, June 30, 1999, and June 30, 1998. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

     The Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001 (Proposal No. 3 on the Proxy Card).

                          ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 accompanies this Proxy Statement.

                             STOCKHOLDERS' PROPOSALS

     It is anticipated that the Company's fiscal 2001 Annual Meeting of Stockholders will be held on or about December 4, 2001. Stockholders who intend to present proposals at such Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before July 5, 2001.

                                     GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to mailing, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy card, all Common Shares or Series A Preferred Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposal No. 2 and Proposal No. 3.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same Common Shares or Series A Preferred Shares or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her Common Shares or Series A Preferred Shares in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Kenneth J. Zuerblis, at Enzon, Inc., 20 Kingsbridge Road, Piscataway, New Jersey 08854.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the Common Shares or Series A Preferred Shares represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her Common Shares or Series A Preferred Shares will be voted in accordance with the specification so made.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                      By order of the Board of Directors,



                                      Kenneth J. Zuerblis, Corporate Secretary

Piscataway, New Jersey
October 27, 2000

                                   Appendix A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                   ENZON, INC.

Authority

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Enzon, Inc. (the Company) is established pursuant to Article III, Section 8 of the Company's Amended and Restated By-laws and Section 141(c) of the Delaware General Corporation Law. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meetings of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD (the "NASD Policy").

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Notwithstanding paragraph (1) above, as permitted by the NASD Policy, one director who is not independent and not a current employee of the Company or an immediate family member of an employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition the Committee, or any member thereof designated Chairman of the Committee, should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to the their filing with the Securities and Exchange Commission. The Committee may ask members of management and others to attend its meetings.

Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     o    The Committee shall:

          - review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standard ("SAS") No. 61;

          - as a whole, or through the Committee chair, review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q;

          - request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1 ("Standard No. 1");

          -    discuss   with  the   outside   auditors   any   such   disclosed
               relationships   and  their   impact  on  the  outside   auditor's
               independence;

          - recommend that the Board take appropriate action to oversee the independence of the outside auditors;

          - prepare a report to be included in each annual proxy statement of the Company commencing after December 15, 2000 which states, among other things, whether (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K, (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by SAS No. 61, (iii) the Committee has received the written disclosures and letter from the Company's independent auditors required by Standard No. 1 and has discussed with the independent auditors their independence, and (iv) the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual

               Report on Form 10-K for the last fiscal year;


          - review with the independent auditors, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable;

          - review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;

          - review accounting and financial human resources and succession planning within the Company;

          - submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board; and

          - investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.


     o The Committee recognizes the outside auditors' ultimate accountability to the Board and the Committee as representatives of the shareholders of the Company. In connection therewith, the Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                   Appendix B

                                   ENZON, INC.

                 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED(1)

A.   Purpose and Scope

     The purpose of this Plan is to encourage stock ownership by employees and directors of, and independent consultants to, Enzon, Inc., a Delaware corporation, and its subsidiaries (herein called the "Company"), to provide an incentive to such persons to develop, expand and improve the profits and prosperity of the Company, and to assist the Company in attracting key personnel and consultants through the grant of Options to purchase shares of the Company's Common Stock.

B.   Definitions

     Unless otherwise required by the context:

     1. "Board" shall mean the Board of Directors of the Company.

     2. "Board Change" shall have occurred if a majority of the seats (other than vacant seats) on the Company's Board of Directors were to be occupied by individuals who were

----------
(1) The Plan was amended by vote of the Board of Directors on each of January 10, 1990, February 6, 1990, April 25, 1990, February 23, 1991, May 30, 1991,
November 21, 1991, with all such amendments approved by vote of the Stockholders on January 22, 1992; amended by vote of the Board of Directors on December 28, 1992 with such amendment ratified by vote of the Stockholders on February 8, 1993; amended by vote of the Board of Directors on September 13, 1993 with such amendment ratified by vote of the Stockholders on December 7, 1993; amended by the Board of Directors on July 17, 1995, with such amendment ratified by vote of the Stockholders on December 5, 1995; amended by vote of the Board of Directors on October 7, 1997, with such amendment ratified by vote of the Stockholders on December 2, 1997; amended by the Board of Directors on October 20, 1998 with such amendment ratified by vote of the Stockholders on December 1, 1998; amended by the Board of Directors on May 18, 1999 with such amendment ratified by vote of the Stockholders on December 7, 1999 (to take effect January 1, 2000); amended by the Board of Directors on October 20, 2000, with such amendment to be voted on by the Stockholders on December 5, 2000.

neither nominated by a majority of the Incumbent Directors nor appointed by directors so nominated.

     3. "Committee" shall mean the Compensation Committee, which is appointed by the Board, and which shall be composed of at least two Non-Employee Directors.

     4. "Company" shall mean Enzon, Inc. and its subsidiaries.

     5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     6. "Incumbent Director" shall mean a member of the Board of Directors who has been either nominated by a majority of the directors of the Company then in office or appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

     7. "Independent Director" shall mean a director who is not an employee of the Company.

     8. "Non-Employee Director" shall have the meaning ascribed in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended.

     9. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

     10. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

     11. "Participant" shall mean an employee of the Company, a director of the Company, a consultant to the Company, or any person to whom an Option is granted under the Plan.

     12. "Person" shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     13. "Plan" shall mean this Enzon, Inc. Non-Qualified Stock Option Plan, as amended.

     14. "Stock" shall mean the Common Stock of the Company, par value $.01.

C.   Stock to be Optioned

     Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 7,900,000 shares. Such shares may be treasury, or authorized but unissued shares of, the Stock of the Company.

D.   Administration

     The Plan shall be administered by the Committee or the Board. Two members of the Committee shall constitute a quorum for the transaction of business. Except as provided in Section Q hereof, the Committee or the Board shall make all decisions with respect to the operation of the Plan, the participation in the Plan by employees or directors of, or consultants to the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.   Eligibility

     The Board or the Committee may grant Options to any employee (including an employee who is a director or an officer), or any person who is not an employee who is a director or an officer, or any person who is not an employee and serves as a director of the Company, or any consultant to the Company. Options may be awarded by the Board or the Committee at any time and from time to time to new Participants, or to then current Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, or the Committee shall determine. Options granted at different times need not contain similar provisions.

F.   Option Price

     The purchase price for Stock under each Option shall be at least 100 percent of the fair market value of the Stock at the time the Option is granted, but in no event less than the par value of the Stock. The fair market value of the Company's Stock shall be determined as follows:

(a) If the Common Stock continues to be traded on the over-the-counter market as a National Market System Security or is traded on a national securities exchange, the fair market value of the Stock shall be the closing sale price on such day that the Option is granted as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the national securities exchange on which the Stock is trading, as the case may be; or

(b) If the Common Stock ceases to be traded as a National Market System Security but continues to be traded on the over-the-counter market, the fair market value of the Stock shall be the closing bid price on such day that the Option is granted as reported by NASDAQ; or

(c) If the Common Stock ceases to be traded on the over-the-counter market and is not traded on a national securities exchange, the current market value shall be determined by a reputable investment banking firm retained by the Board.

G.   Terms and Conditions of Options

     Except as provided in Section Q hereof, Options granted pursuant to the Plan shall be authorized by the Board or the Committee and shall be evidenced by agreements ("Option Agreements") in such form as the Board or the Committee, shall from time to time approve. Such Agreements shall comply with and be subject to the following terms and conditions:

     1. Employment Agreement: The Board or the Committee may, in its discretion, include in any Option granted under the Plan to a Participant who is an employee of the Company a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company for a period of time (specified in the Option Agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time, except as otherwise agreed to by the Company.

     2. Time and Method of Payment: The Option Price shall be paid in full in cash, by certified check or official bank check, at the time an Option is exercised under the Plan. If the Board or the Committee in its sole discretion so authorizes, payment may be made by exchange of shares of the Company's Common Stock previously owned by the optionee, having the same fair market value as determined in the manner set forth in Section F. In addition, at the discretion of the Committee, the optionee may also surrender that number of shares of Common Stock of the Company subject to such option having the aggregate fair market value (as determined in the manner set forth in Section F) equivalent to the aggregate Option Price of the exercised option in lieu of cash payment of the Option Price. Without payment by one of the methods described above, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his or her ownership of the Stock issuable under such Option. A Participant shall have none of the rights of a stockholder until the Option is duly exercised, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is duly exercised.

     3. Number of Shares: Each Option shall state the total number of shares of Stock to which it pertains.

     4. Option Period and Limitations on Exercise of Options: Except for Options granted pursuant to Section Q hereof, the Board or Committee shall determine the period of time during which an Option may be exercised, provided, however, that no Option may be exercised after the expiration of ten years from the date it is granted. Except for Options granted pursuant to Section Q hereof, the Board or the Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement; provided, however, that no Option granted subsequent to November 21, 1991 may be exercisable for a minimum of six months from the date of grant. Options granted pursuant to Section Q hereof will be exercisable in accordance with Section R hereof. Except as provided in the Option Agreement and in this Section G(4), an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of Stock.

H.   Termination of Employment

     Except as provided in Section I below, if an employee who is a Participant ceases to be employed by the Company, his or her Options unless otherwise exercised, shall terminate as of the close of business on the one hundred and ninetieth (190th) day following the termination of the Participant's employment with the Company; provided, however, that such Participant may exercise his or her Options during such one hundred and ninety (190) day period following such termination of employment only to the extent that he or she would otherwise be entitled to exercise such Options during such period; provided, further, however, that in no event shall any Option be exercisable more than ten (10) years from the date it was granted. Notwithstanding the foregoing, the Board or the Committee may cancel an Option during the one hundred and ninety (190) day period referred to in this section, if the Participant engages in employment or activities contrary, in the opinion of the Board or the Committee, to the best interests of the Company. The Board or the Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Board or the Committee shall be final and conclusive. The foregoing provisions may be modified or waived by the Board or the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. Except for Options granted pursuant to Section Q hereof, the Board or the Committee will determine what, if any, provisions for earlier termination of the Option will be included in the Option Agreement issued to any person who is not an employee. The Board or the Committee will determine who shall be deemed to be an employee of the Company for the purposes of this Section H and
Section I below at the time the Option is granted.

I.   Rights in Event of Death

     If an employee who is a Participant dies while employed by the Company, or within three months after having retired with the consent of the Company, and without having fully exercised his or her Options, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his or her death; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted. The foregoing provisions may be modified or waived by the Board or the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. Except for Options granted pursuant to Section Q hereof, the Board or the Committee will determine what, if any, provisions concerning exercise of the Option upon the death of the holder will be included in the Option Agreement issued to any person who is not an employee.

J.   No Obligations to Exercise Option

     The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.   Assignability

     At the discretion of the Committee, Options may be exercised by transferees or beneficiaries who are family members of a Participant. No Option may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment of encumbrance thereof shall be void and unenforceable against the Company.

L.   Effect of Change in Stock Subject to the Plan

          (a) The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend on the Company's Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company.

          (b) For Options issued prior to December 5, 2000, upon dissolution or liquidation of the Company, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, to exercise such Participant's Options in whole or in part, notwithstanding any provisions contained in the Plan or the Option Agreement to the contrary.

          (c) For Options issued prior to December 5, 2000: (i) if the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation; and (ii) if the Company is not the surviving corporation, upon a merger or consolidation, all Options outstanding under the Plan shall terminate; provided, however, that each

     Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such merger or consolidation, to exercise such Participant's Options in whole or in part, notwithstanding any provisions contained in the Plan or the Option Agreement to the contrary.

          (d) For Options issued on or subsequent to December 5, 2000 a "Change in Control" shall mean: (i) a Board Change; or (ii) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any public offering or private placement by the Company of its voting securities; or (iii) a merger or consolidation of the Company with another entity in which neither the Company nor a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity; or (iv) a merger or consolidation of the Company following which either the Company or a corporation that, prior to the merger or  consolidation,  was a subsidiary  of the  Company,  shall be the surviving entity and a majority of the Outstanding Company Voting Securities is owned by a Person or Persons who were not "beneficial owners" of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation; or (v) a voluntary or involuntary liquidation of the Company; or (vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not involving a Change of Control or a change in control of such subsidiary). If any of the Change in Control events specified in
     (iii), (v) or (vi) above occur all outstanding Options granted under the Plan on or subsequent to December 5, 2000 which have not vested in accordance with their terms as of the effective date of such Change in Control event (the "Non-Vested Options") shall vest immediately prior to such effective date and the holders of such Non-Vested Options will be provided a reasonable opportunity to exercise such Options prior to such effective date. In the event any of the Change in Control events specified in (iii), (v) or (vi) above occur, all Options granted under the Plan on or subsequent to December 5, 2000 shall terminate as of the effective date of such Change in Control event to the extent not previously exercised. If any of the Change in Control events specified in (i), (ii) or (iv) above occur, all Options granted under the Plan on or subsequent to December 5, 2000 which have vested in accordance with their terms (the "Vested Options") as of the effective date of such Change in Control event, shall remain exercisable in accordance with their terms and all Options granted under this Plan on or subsequent to December 5, 2000 which have vested in accordance with their terms (the "Non-Vested Options") as of the effective date of such Change in Control event, shall vest and become exercisable in accordance with their terms as of the effective date of such Change in Control event. The foregoing provisions providing for the vesting of Non-Vested Options upon a Change in Control shall apply only to the extent the Options are otherwise eligible to vest at the time of the Change in Control event in accordance with their terms as determined by the Board or the Committee. For example, if the Options require that the holder be employed by the Company as of a certain date in order for the Options to vest and the Change in Control event occurs after such holder's employment with the Company has terminated, the Options will not vest upon the occurrence the Change in Control event. The foregoing provisions providing for the vesting of Non-Vested Options upon a Change in Control may be modified or eliminated as to any option granted under this Plan by the Board or the Committee at the time such Option is granted.

M.   Amendment and Termination

     Subject to the last paragraph of this Section M, the Board or the Committee, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of twenty years from the date of the Plan's initial adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

     No such amendment will require stockholder approval, unless stockholder approval is required by either the rules of Nasdaq or any other stock exchange upon which the Company's securities shall be listed or any applicable law.

N.   Agreement and Representation of Participants

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are not registered under the Securities Act of 1933 (the "Act"), are "restricted securities" as that term is defined in Rule 144 under the Act and are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation, or rule of any governmental agency.

O.   Reservation of Shares of Stock

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.   Effective Date of Plan

     The Plan shall be effective as of the date it is initially adopted by the Board, provided that Section Q shall not become effective until it has been ratified by the stockholders.

Q.   Grant of Options to Independent Directors

          (a) Prior to January 1, 2000 each Independent Director automatically received an Option to purchase 60,000 shares of Stock on each of January 2, 1994 and January 2, 1997 (the "Old Regular Independent Director Grant").

          (b) Each Independent Director shall automatically receive, effective as of January 1, 2000, an annual grant of an Option to purchase 10,000 shares of Stock on each January 2 during the Term of this Plan (the "New Regular Independent Director

     Grant"). Notwithstanding the foregoing, should the date on which a New Regular Independent Director Grant is scheduled to be awarded pursuant to the preceding sentence fall on a Saturday, Sunday or holiday, the New Regular Independent Director Grant shall be awarded on the first business day immediately following such scheduled date.

          (c) On the date of each Independent Director's initial election to the Board, prior to January 1, 2000, pursuant to a vote of the Company's stockholders or the Board, such newly-elected Independent Director automatically received (i) an Option to purchase a pro rata share of the shares of Stock underlying an Option granted pursuant to an Old Regular Independent Director Grant, which was equal to the product of 1,666 multiplied by the number of whole months remaining in the relevant three year period (the "Old Pro Rata Independent Director Grant"); and (ii) an
     Option to purchase 10,000 shares of Stock (the "Initial Independent Director Election Grant").

          (d) On the date of each Independent Director's initial election to the Board, effective as of January 1, 2000, pursuant to a vote of the Company's stockholders or the Board, such newly-elected Independent Director shall automatically receive (i) an Option to purchase that number of shares of Stock equal to the product of 833 multiplied by the number of whole months remaining in the calendar year during which such Independent Director joined the Board (the "New Pro Rata Independent Director Grant"); and (ii) the Initial Independent Director Election Grant.

R.   Exercise Period of Options Granted to Independent Directors

     Subject to the last paragraph of this Section R, each Option granted pursuant to the Plan shall vest and become exercisable as follows:

     1. Those Options granted pursuant to an Old Regular Independent Director Grant shall vest and become exercisable as to 20,000 shares on the first anniversary of the date of grant; as to 20,000 shares on the second anniversary of the date of grant; and as to the remaining 20,000 shares on the third anniversary of the date of grant.

     2. Those Options granted pursuant to an Old Pro Rata Independent Director Grant shall vest and become exercisable as to that number of shares equal to the product of 1,666 multiplied by the number of whole months remaining in the first calendar year in which the Independent Director is elected initially to the Board on the January 1st following such Independent Director's initial election to the Board; and as to any remaining shares in accordance with the schedule for Options granted pursuant to an Old Regular Independent Director Grant as provided in Section R(1) hereof.

     3. Those Options granted pursuant to a New Regular Independent Director Grant shall vest and become exercisable on the January 1st following the date on which such Option was granted.

     4. Those Options granted pursuant to a New Pro Rata Independent Director Grant shall vest and become exercisable on the January 1st following such Independent Director's initial election to the Board.

     5. Those Options granted pursuant to an Initial Independent Director Election Grant shall become exercisable as to 5,000 shares on the first anniversary of the date of grant; and as to 5,000 shares on the second anniversary of the date of grant.

     Notwithstanding the foregoing, an Option shall not vest and become exercisable as to the relevant shares unless such Independent Director has served continuously on the Board during the year preceding the date on which such Options are scheduled to vest and become exercisable, or from the date such Independent Director joined the board should such Independent Director have joined the board during such preceding year; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all Options granted to such Independent Director pursuant to Section Q hereof shall nonetheless vest and become exercisable as provided in this Section R. For purposes of this Section R "disability" shall mean a physical or mental condition which prevents an Independent Director from performing his duties as an Independent Director of the Company for a continuous six month period or for a total of six months during any 18 month period. Any Option which does not vest and become exercisable in accordance with this Section R shall terminate and be of no further force or effect. Subject to the provisions of Section L, an Option granted under Section Q shall remain exercisable for a period of ten (10) years from the date it was granted.

Proxy Card

                                   ENZON, INC.

                 Annual Meeting of Stockholders December 5, 2000
           This Proxy Is Solicited on Behalf of the Board of Directors

     Peter G. Tombros and Kenneth J. Zuerblis and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon, Inc. (the "Company") to be held on December 5, 2000 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2 and 3.

(1) Election of the following nominees as Class II Directors to serve in such capacities until their successors are duly elected and qualified:


             RANDY H. THURMAN                   DR. DAVID W. GOLDE


(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).)

             [ ] FOR all nominees          [ ] WITHHOLD authority for all


(2) Proposal to approve the amendment to the Company's Non-Qualified Stock Option Plan, as set forth in the Company's Proxy Statement dated October 27, 2000.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

(3) Ratification of the selection of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

[ ]  Please check this box if you expect to attend the Annual Meeting in person.

                              (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                           Date:
                                ------------------------------------------------


                           -----------------------------------------------------
                                                 Sign Here

                           -----------------------------------------------------
                                        Signature (if held jointly)

                           -----------------------------------------------------
                           Capacity (Title or Authority, i.e. Executor, Trustee)

                           PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.